Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Reports Fourth Quarter and Full Year 2022 Results
2022 sales momentum has CNO well-positioned for 2023 and beyond

Carmel, Ind., February 7, 2023 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ended December 31, 2022, net income was $43.4 million, or $0.37 per diluted share, compared to $115.8 million, or $0.93 per diluted share, in 4Q21. Net operating income (1) in 4Q22 was $65.8 million, or $0.56 per diluted share, compared to $108.5 million, or $0.87 per diluted share, in 4Q21.
Net income for the year ended December 31, 2022 was $396.8 million, or $3.37 per diluted share, compared to $441.0 million, or $3.36 per diluted share, in 2021. Net operating income (1) for the year ended December 31, 2022 was $273.9 million, or $2.33 per diluted share, compared to $365.6 million, or $2.79 per diluted share, in 2021.
"Earnings for the quarter and the full year reflect ongoing market volatility, moderation in our alternative investment returns and favorable one-time actuarial benefits from the prior year that did not repeat in 2022," said Gary C. Bhojwani, chief executive officer. "Absent these factors, we delivered sustainable earnings with strong underlying margins across our product portfolio and rising new money rates supporting investment income results. As we enter 2023, our sales momentum across the Consumer and Worksite Divisions has us well-positioned for the year ahead."

Full Year 2022 Highlights (as compared to the corresponding period in the prior year where applicable)

•Direct-to-consumer life insurance new annualized premiums (NAP) (4) up 10%
•Worksite Division NAP (4) up 20%
•Annuity collected premiums up 15%
•Returned $244.8 million to shareholders in the form of share repurchases ($180.0 million) and dividends ($64.8 million); reduced weighted average share count by 10% since 2021
•Return on equity (ROE) of 15.1%; operating ROE, as adjusted (6), of 8.6%

Fourth Quarter 2022 Highlights (as compared to the corresponding period in the prior year where applicable)

•Total NAP (4) up 4%
•Direct-to-consumer life insurance NAP (4) up 9%
•Worksite Division NAP (4) up 8%
•Annuity collected premiums up 8%
•Returned $26.1 million to shareholders in the form of share repurchases ($10.0 million) and dividends ($16.1 million); reduced weighted average share count by 7% since 4Q21
•Estimated consolidated risk-based capital ratio of 384% at December 31, 2022
•Book value per share was $12.25; book value per diluted share, excluding accumulated other comprehensive loss (2), was $29.90 at December 31, 2022

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net investment gains (losses), changes in fair values of embedded derivatives and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	December 31,			December 31,
	2022	2021	% change	2022	2021	% change

Income from insurance products (b)	$0.50	$0.89	(44)	$58.4	$110.5	(47)
Fee income	0.08	0.02	300	9.2	2.9	217
Investment income not allocated to product lines (c)	0.26	0.34	(24)	30.3	42.8	(29)
Expenses not allocated to product lines (d)	(0.11)	(0.14)	(21)	(12.8)	(17.4)	(26)
Operating earnings before taxes	0.73	1.11		85.1	138.8
Income tax expense on operating income	(0.17)	(0.24)	(29)	(19.3)	(30.3)	(36)
Net operating income (1)	0.56	0.87	(36)	65.8	108.5	(39)
Net realized investment gains (losses) from sales and change in allowance for credit losses (net of related amortization)	(0.22)	0.04		(25.5)	4.7
Net change in market value of investments recognized in earnings	(0.07)	(0.10)		(9.0)	(12.1)
Fair value changes in embedded derivative liabilities (net of related amortization)	0.09	0.15		10.7	19.1
Other	(0.05)	(0.02)		(5.9)	(2.4)
Non-operating income (loss) before taxes	(0.25)	0.07		(29.7)	9.3
Income tax (expense) benefit on non-operating income	0.06	(0.01)		7.3	(2.0)
Net non-operating income (loss)	(0.19)	0.06		(22.4)	7.3
Net income	$0.37	$0.93		$43.4	$115.8

Weighted average diluted shares outstanding	116.7	125.0

FINANCIAL SUMMARY
Year End
(Amounts in millions, except per share data)
(Unaudited)

	Per diluted share
	Year ended			Year ended
	December 31,			December 31,
	2022	2021	% change	2022	2021	% change

Income from insurance products (b)	$1.82	$2.65	(31)	$214.7	$347.2	(38)
Fee income	0.20	0.15	33	23.7	19.4	22
Investment income not allocated to product lines (c)	1.35	1.41	(4)	159.5	184.5	(14)
Expenses not allocated to product lines (d)	(0.34)	(0.62)	(45)	(40.8)	(80.5)	(49)
Operating earnings before taxes	3.03	3.59		357.1	470.6
Income tax expense on operating income	(0.70)	(0.80)	(13)	(83.2)	(105.0)	(21)
Net operating income (1)	2.33	2.79	(16)	273.9	365.6	(25)
Net realized investment gains (losses) from sales and change in allowance for credit losses (net of related amortization)	(0.50)	0.27		(58.8)	34.8
Net change in market value of investments recognized in earnings	(0.62)	(0.13)		(73.2)	(17.4)
Fair value changes in embedded derivative liabilities (net of related amortization)	2.10	0.51		247.2	67.2
Other	0.38	0.09		45.0	12.5
Non-operating income before taxes	1.36	0.74		160.2	97.1
Income tax expense on non-operating income	(0.32)	(0.17)		(37.3)	(21.7)
Net non-operating income	1.04	0.57		122.9	75.4
Net income	$3.37	$3.36		$396.8	$441.0

Weighted average diluted shares outstanding	117.7	131.1

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
______________________________________________________________________________________________________

	Quarter ended
	December 31,
	2022	2021

Trailing twelve months return on equity (a)	15.1%	8.5%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.6%	12.1%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.1%	11.8%

Shareholders’ equity	$1,400.8	$5,259.7
Accumulated other comprehensive (income) loss	2,093.1	(1,947.1)

Shareholders’ equity, excluding accumulated other comprehensive income (loss)	3,493.9	3,312.6
Net operating loss carryforwards	(169.0)	(243.7)
Shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards	$3,324.9	$3,068.9

Book value per diluted share	$11.99	$42.65
Accumulated other comprehensive (income) loss	17.91	(15.79)

Book value per diluted share, excluding accumulated other comprehensive income (loss) (a non-GAAP financial measure) (2)	$29.90	$26.86

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS

Annuity products accounted for 19 percent of the Company’s margin for the quarter.

Annuity premiums collected increased 8 percent and annuity account values increased 6 percent in 4Q22 compared to 4Q21.

Health products accounted for 55 percent of the Company’s insurance margin for the quarter and 64 percent of insurance policy income.

Life products accounted for 26 percent of the Company’s insurance margin for the quarter and 35 percent of insurance policy income.

Sales of health products were up 5 percent and sales of life products were up 3 percent in 4Q22 compared to 4Q21.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2022	2021	% change
Annuity collected premiums	$431.0	$397.4	8

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2022	2021	% change
Annuity	$6.0	$4.1	46
Health	403.6	415.2	(3)
Life	216.4	210.6	3
Total insurance policy income	$626.0	$629.9	(1)

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2022	2021	% change
Health	$49.9	$47.7	5
Life	40.8	39.8	3
Total new annualized premiums (4)	$90.7	$87.5	4

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	December 31, 2022	% of insurance policy income	December 31, 2021	% of insurance policy income	% change
Margin
Annuity interest margin	$39.6		$93.9		(58)
Life insurance interest margin	0.9		1.3		(31)
Total interest-sensitive margin	40.5		95.2		(57)
Insurance margin
Health	115.0	28	129.5	31	(11)
Life (a)	51.9	24	29.1	14	78
Total other insurance margin	166.9	27	158.6	25	5

Total insurance margin	207.4		253.8

Allocated expenses	(149.1)		(143.3)
Income from insurance products	$58.3		$110.5

Per diluted share	$0.50		$0.89
Weighted average diluted shares	116.7		125.0

(a)    Net of $20.3 million and $21.8 million of non-deferred television advertising expense related to our direct distribution channel in the 2022 and 2021 periods, respectively.

Total allocated expenses were $149.1 million, up 4 percent from the year-ago quarter.

Total insurance margins were favorably impacted by $25.9 million in the quarter ended December 31, 2021, due to adjustments arising from our comprehensive annual actuarial review of assumptions. There was no material impact from our comprehensive annual actuarial review of assumptions in the fourth quarter of 2022. See page 19 for a summary of the impact of significant items.

In addition, total insurance margins were favorably impacted by approximately $22 million and $16 million in the quarters ended December 31, 2022 and 2021, respectively, due to the estimated impacts of COVID-19.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	December 31,
	2022	2021
Fixed indexed annuities	$30.3	$77.4
Fixed interest annuities	8.1	10.1
Other annuities	1.2	6.4
Total	$39.6	$93.9

Annuity collected premiums
	Quarter ended
	December 31,
	2022	2021
Annuity collected premiums	$431.0	$397.4

Average net insurance liabilities (5)
	Quarter ended
	December 31,
	2022	2021
Fixed indexed annuities	$8,677.8	$8,096.7
Fixed interest annuities	1,654.2	1,813.3
Other annuities	471.4	495.8
Total	$10,803.4	$10,405.8

Margin/average net insurance liabilities (a)
	Quarter ended
	December 31,
	2022	2021
Fixed indexed annuities	1.40%	3.82%
Fixed interest annuities	1.96%	2.23%
Other annuities	1.02%	5.16%
Total	1.47%	3.61%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

Total annuity margins were favorably impacted by $26.9 million in the quarter ended December 31, 2021, due to adjustments arising from our comprehensive annual actuarial review of assumptions. There was no material impact from our comprehensive annual actuarial review of assumptions in the fourth quarter of 2022. See page 19 for a summary of the impact of significant items.

In addition, total annuity margins were favorably (unfavorably) impacted by approximately $(1) million and $1 million in the quarters ended December 31, 2022 and 2021, respectively, due to the estimated impacts of COVID-19.

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	December 31,
	2022		2021
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$60.8	35	$54.0	31	13
Medicare supplement	35.0	22	42.8	24	(18)
Long-term care	19.2	29	32.7	49	(41)
Total	$115.0	28	$129.5	31	(11)

Health insurance policy income
	Quarter ended
	December 31,
	2022	2021	% change
Supplemental health and other health	$175.3	$172.8	1
Medicare supplement	162.3	176.0	(8)
Long-term care	66.0	66.4	(1)
Total	$403.6	$415.2	(3)

Health NAP (4)
	Quarter ended
	December 31,
	2022	2021	% change
Supplemental health and other health	$33.3	$28.1	19
Medicare supplement	10.4	9.1	14
Long-term care	6.2	10.5	(41)
Total	$49.9	$47.7	5

Total health margins were favorably impacted by approximately $23 million and $35 million in the quarters ended December 31, 2022 and 2021, respectively, due to the estimated impacts of COVID-19.

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	December 31,
	2022		2021
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$0.9		$1.3		(31)
Life insurance margin:
Traditional life	34.2	20	15.7	9	118
Interest sensitive life	17.8	40	13.4	31	33
Subtotal	52.0	24	29.1	14	79
Total margin	$52.9		$30.4		74

Life insurance policy income
	Quarter ended
	December 31,
	2022	2021	% change
Traditional life	$172.2	$168.0	3
Interest sensitive life	44.2	42.6	4
Total	$216.4	$210.6	3

Life NAP (4)
	Quarter ended
	December 31,
	2022	2021	% change
Traditional life	$33.2	$31.2	6
Interest sensitive life	7.6	8.6	(12)
Total	$40.8	$39.8	3

Average net insurance liabilities (5) and interest margin
	Quarter ended
	December 31,
	2022	2021	% change
Interest sensitive life products	$1,035.0	$996.9	4
Interest margin/average net insurance liabilities (5)	0.35%	0.52%	(33)

Total life margins were unfavorably impacted by $1.0 million in the quarter ended December 31, 2021, due to adjustments arising from our comprehensive annual actuarial review of assumptions. There was no material impact from our comprehensive annual actuarial review of assumptions in the fourth quarter of 2022. See page 19 for a summary of the impact of significant items.

In addition, total life margins were unfavorably impacted by approximately $20 million in the quarter ended December 31, 2021, due to the estimated impacts of COVID-19. There was no material impact on life margins in the quarter ended December 31, 2022, related to COVID-19.

QUARTERLY AVERAGE EXCLUSIVE PRODUCING AGENTS

	Average Exclusive Producing Agent Count
	Quarter ended
	December 31,		%
	2022	2021	change
Consumer
Field agents (a) (c)	3,882	4,008	(3)
Tele-sales agents	179	220	(19)
Total agents	4,061	4,228	(4)
Registered agents (b) (c)	695	655	6
Worksite (a) (c)	275	227	21
____________________
(a) Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month.
(b) Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.
(c) Agent counts represent the average of the last 3 months.

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; (iv) expenses related to the FABN program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended December 31,
	2022	2021	% change
Net investment income	$315.7	$395.1	(20)
Allocated to product lines:
Annuity	(119.6)	(116.3)	3
Health	(72.3)	(72.4)	—
Life	(37.1)	(36.4)	2
Equity returns credited to policyholder account balances	6.1	(94.0)	(106)
Amounts allocated to product lines and credited to policyholder account balances	(222.9)	(319.1)	(30)
Amount related to variable interest entities and other non-operating items	(18.6)	(7.6)	145
Interest expense on corporate debt	(15.6)	(15.7)	(1)
Interest expense on investment borrowings from the Federal Home Loan Bank program	(16.1)	(2.3)	600
Expenses related to FABN program	(7.6)	(2.3)	230
Less amounts credited to deferred compensation plans (offsetting investment income)	(4.6)	(5.3)	(13)
Total adjustments	(62.5)	(33.2)
Investment income not allocated to product lines	$30.3	$42.8	(29)

Per diluted share	$0.26	$0.34

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at December 31, 2022 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$20,353.4	84
Equity securities at fair value	135.3	1
Mortgage loans	1,411.9	6
Policy loans	121.6	—
Trading securities	207.9	1
Investments held by variable interest entities	1,077.6	4
Other invested assets	1,034.7	4
Total investment portfolio	$24,342.4	100

Fixed maturities, available for sale, at amortized cost by asset class as of December 31, 2022 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$13,043.6	$605.5		$13,649.1
United States Treasury securities and obligations of the United States government and agencies	171.7	—		171.7
States and political subdivisions	2,836.3	10.6		2,846.9
Foreign governments	86.3	—		86.3
Asset-backed securities	1,312.5	123.2		1,435.7
Agency residential mortgage-backed securities	174.3	—		174.3
Non-agency residential mortgage-backed securities	1,122.6	577.8	(a)	1,700.4
Collateralized loan obligations	825.2	—		825.2
Commercial mortgage-backed securities	2,401.3	93.3		2,494.6

Total	$21,973.8	$1,410.4		$23,384.2

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $20.4 billion compared with an amortized cost of $23.4 billion. Net unrealized losses were comprised of gross unrealized gains of $92.1 million and gross unrealized losses of $3,066.9 million. The allowance for credit losses was $56.0 million at December 31, 2022.

At both amortized cost and fair value, 94 percent of fixed maturities, available for sale, were rated “investment grade”.

Non-Operating Items
Net investment losses in 4Q22 were $25.5 million (net of related amortization) including the unfavorable change in the allowance for credit losses of $5.7 million which was recorded in earnings. Net investment gains in 4Q21 were $4.7 million (net of related amortization) including the unfavorable change in the allowance for credit losses of $1.7 million which was recorded in earnings.

During 4Q22 and 4Q21, we recognized a decrease in earnings of $9.0 million and $12.1 million, respectively, due to the net change in market value of investments recognized in earnings.

During 4Q22 and 4Q21, we recognized an increase in earnings of $10.7 million and $19.1 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed indexed annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

Other non-operating items in 4Q22 include a one-time restructuring charge of $7.1 million primarily related to an early retirement program. In addition, other non-operating items included an increase (decrease) in earnings of $.2 million and $(4.3) million in 4Q22 and 4Q21, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 384% at December 31, 2022, reflecting estimated 4Q22 statutory operating income of $75 million (and $264 million during 2022) and the payment of insurance company dividends to the holding company of $34.0 million during 4Q22 (and $129.0 million, net of capital contributions, during 2022).

During the fourth quarter of 2022, we repurchased $10.0 million of common stock under our securities repurchase program. We repurchased .4 million common shares at an average cost of $22.51 per share. As of December 31, 2022, we had 114.3 million shares outstanding and had authority to repurchase up to an additional $186.9 million of our common stock. During 4Q22, dividends paid on common stock totaled $16.1 million.

Unrestricted cash and investments held by our holding company were $167 million at December 31, 2022, compared to $249 million at December 31, 2021.

Book value per common share was $12.25 at December 31, 2022 compared to $43.69 at December 31, 2021. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $29.90 at December 31, 2022, compared to $26.86 at December 31, 2021.

The debt-to-capital ratio was 44.8 percent and 17.8 percent at December 31, 2022 and 2021, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3) was 24.6 percent at December 31, 2022, compared to 25.6 percent at December 31, 2021.

Return on equity for the years ended December 31, 2022 and 2021, was 15.1% and 8.5%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (6) for the years ended December 31, 2022 and 2021, was 8.1% and 11.8%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2021 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on February 8, 2023 at 10:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=51d6a6f0&confId=46635. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $33 billion in total assets. Our 3,400 associates, 4,300 exclusive agents and 4,700 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: 2022 - $56.0 and 2021 - $7.6; amortized cost: 2022 - $23,384.2 and 2021 - $21,867.6)	$20,353.4	$24,805.4
Equity securities at fair value	135.3	131.1
Mortgage loans (net of allowance for credit losses: 2022 - $8.0 and 2021 - $5.6)	1,411.9	1,218.6
Policy loans	121.6	120.2
Trading securities	207.9	227.2
Investments held by variable interest entities (net of allowance for credit losses: 2022 - $5.5 and 2021 - $3.7; amortized cost: 2022 - $1,134.2 and 2021 - $1,206.8)	1,077.6	1,199.6
Other invested assets	1,034.7	1,224.0
Total investments	24,342.4	28,926.1
Cash and cash equivalents - unrestricted	575.7	632.1
Cash and cash equivalents held by variable interest entities	69.2	99.6
Accrued investment income	235.6	216.4
Present value of future profits	212.2	222.6
Deferred acquisition costs	1,913.4	1,112.0
Reinsurance receivables (net of allowance for credit losses: 2022 - $2.0 and 2021 - $3.0)	4,241.7	4,354.3
Income tax assets, net	1,165.5	118.3
Assets held in separate accounts	2.7	3.9
Other assets	580.8	519.1
Total assets	$33,339.2	$36,204.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$14,858.3	$13,689.7
Future policy benefits	11,809.1	11,670.7
Liability for policy and contract claims	456.5	501.8
Unearned and advanced premiums	235.0	246.7
Liabilities related to separate accounts	2.7	3.9
Other liabilities	693.9	830.9
Investment borrowings	1,639.5	1,715.8
Borrowings related to variable interest entities	1,104.6	1,147.9
Notes payable – direct corporate obligations	1,138.8	1,137.3
Total liabilities	31,938.4	30,944.7
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: 2022 - 114,343,070 and 2021 - 120,377,152)	1.1	1.2
Additional paid-in capital	2,033.8	2,184.2
Accumulated other comprehensive income (loss)	(2,093.1)	1,947.1
Retained earnings	1,459.0	1,127.2
Total shareholders' equity	1,400.8	5,259.7
Total liabilities and shareholders' equity	$33,339.2	$36,204.4

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Insurance policy income	$626.0	$629.9	$2,499.8	$2,523.4
Net investment income:
General account assets	294.8	285.9	1,179.0	1,140.2
Policyholder and other special-purpose portfolios	20.9	109.2	(163.1)	280.5
Investment gains (losses):
Realized investment gains (losses)	(21.5)	6.5	(17.9)	21.3
Other investment gains (losses)	(14.7)	(13.6)	(117.5)	(2.2)
Total investment gains (losses)	(36.2)	(7.1)	(135.4)	19.1
Fee revenue and other income	68.1	56.9	196.5	159.0
Total revenues	973.6	1,074.8	3,576.8	4,122.2
Benefits and expenses:
Insurance policy benefits	559.2	549.4	1,658.3	2,190.7
Interest expense	47.8	23.6	137.0	95.4
Amortization	30.1	80.9	309.6	281.1
Other operating costs and expenses	281.1	272.8	954.6	987.3
Total benefits and expenses	918.2	926.7	3,059.5	3,554.5
Income before income taxes	55.4	148.1	517.3	567.7
Income tax expense on period income	12.0	32.3	120.5	126.7
Net income	$43.4	$115.8	$396.8	$441.0
Earnings per common share:
Basic:
Weighted average shares outstanding	114,422,000	122,017,000	115,733,000	128,400,000
Net income	$.38	$.95	$3.43	$3.43
Diluted:
Weighted average shares outstanding	116,653,000	125,020,000	117,717,000	131,126,000
Net income	$.37	$.93	$3.37	$3.36

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed indexed annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the tables on pages 2 and 3. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Year ended
	4Q22	4Q21
Net operating income	$273.9	$365.6

Net operating income, excluding significant items	$256.5	$357.3

Net income	$396.8	$441.0

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,176.0	$3,026.0

Average common shareholders' equity	$2,632.8	$5,197.4

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	8.6%	12.1%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	8.1%	11.8%

Return on equity	15.1%	8.5%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income	four quarters
1Q21	$75.2	$6.1	(b)	$81.3	$335.2	$147.4	$470.4
2Q21	89.1	3.5	(c)	92.6	366.1	78.0	466.4
3Q21	92.8	2.3	(d)	95.1	348.6	99.8	437.0
4Q21	108.5	(20.2)	(e)	88.3	357.3	115.8	441.0
1Q22	51.1	—		51.1	327.1	112.3	405.9
2Q22	100.1	(17.4)	(f)	82.7	317.2	136.1	464.0
3Q22	56.9	—		56.9	279.0	105.0	469.2
4Q22	65.8	—		65.8	256.5	43.4	396.8

(a) See note (7) for additional information.

(b) Comprised of: (i) $5.3 million from legal and regulatory matters; (ii) $2.5 million of transaction expenses related to the previously announced acquisition of Optavise, LLC ("Optavise", formerly known as DirectPath, LLC prior to its name change in April 2022); and (iii) a decrease in tax expense of $1.7 million.

(c) Comprised of: (i) $4.5 million from legal and regulatory matters; and (ii) a decrease in tax expense of $1.0 million.

(d) Comprised of: (i) $3.0 million from legal and regulatory matters; and (ii) a decrease in tax expense of $.7 million.

(e) Comprised of: (i) $25.9 million of net favorable adjustments arising from our review of actuarial assumptions; and (ii) an increase in tax expense of $5.7 million.

(f) Comprised of: (i) an experience refund of $22.5 million related to a reinsurance agreement; and (ii) an increase in tax expense of $5.1 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Year ended
	4Q22	4Q21
Pre-tax operating earnings (a non-GAAP financial measure)	$357.1	$470.6
Income tax expense	(83.2)	(105.0)
Net operating income	273.9	365.6
Non-operating items:
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net of related amortization	(58.8)	34.8
Net change in market value of investments recognized in earnings	(73.2)	(17.4)
Fair value changes in embedded derivative liabilities, net of related amortization	247.2	67.2
Fair value changes related to the agent deferred compensation plan	48.9	8.9
Other	(3.9)	3.6
Non-operating income before taxes	160.2	97.1
Income tax expense on non-operating income	(37.3)	(21.7)
Net non-operating income	122.9	75.4
Net income	$396.8	$441.0

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

				4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)				$2,956.2
Net operating loss carryforwards				341.9
Accumulated other comprehensive income				2,186.1
Common shareholders' equity				$5,484.2

	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,019.5	$3,035.6	$3,036.3	$3,068.9
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	1,518.1	1,995.5	1,929.7	1,947.1
Common shareholders' equity	$4,860.7	$5,324.0	$5,232.9	$5,259.7

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,072.2	$3,162.3	$3,272.7	$3,324.9
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive income (loss)	380.5	(1,165.0)	(2,165.7)	(2,093.1)
Common shareholders' equity	$3,690.9	$2,212.0	$1,297.9	$1,400.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q22	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,176.0	$3,026.0
Net operating loss carryforwards	212.6	293.9
Accumulated other comprehensive income (loss)	(755.8)	1,877.5
Common shareholders' equity	$2,632.8	$5,197.4

(7)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	June 30, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$37.1	$—		$37.1
Health margin	113.4	—		113.4
Life margin	56.8	—		56.8
Total insurance product margin	207.3	—		207.3
Allocated expenses	(152.2)	—		(152.2)
Income from insurance products	55.1	—		55.1
Fee income	3.2	—		3.2
Investment income not allocated to product lines	68.5	—		68.5
Expenses not allocated to product lines	2.9	(22.5)	(a)	(19.6)
Operating earnings before taxes	129.7	(22.5)		107.2
Income tax (expense) benefit on operating income	(29.6)	5.1		(24.5)
Net operating income	$100.1	$(17.4)		$82.7

Net operating income per diluted share	$0.85	$(0.14)		$0.71
___________
(a)Comprised of an experience refund of $22.5 million related to a reinsurance agreement.

	Three months ended
	December 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$93.9	$(26.9)	(a)	$67.0
Health margin	129.5	—		129.5
Life margin	30.4	1.0	(a)	31.4
Total insurance product margin	253.8	(25.9)		227.9
Allocated expenses	(143.3)	—		(143.3)
Income from insurance products	110.5	(25.9)		84.6
Fee income	2.9	—		2.9
Investment income not allocated to product lines	42.8	—		42.8
Expenses not allocated to product lines	(17.4)	—		(17.4)
Operating earnings before taxes	138.8	(25.9)		112.9
Income tax (expense) benefit on operating income	(30.3)	5.7		(24.6)
Net operating income	$108.5	$(20.2)		$88.3

Net operating income per diluted share	$0.87	$(0.16)		$0.71
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

	Three months ended
	September 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$52.5	$—		$52.5
Health margin	117.9	—		117.9
Life margin	53.2	—		53.2
Total insurance product margin	223.6	—		223.6
Allocated expenses	(140.5)	—		(140.5)
Income from insurance products	83.1	—		83.1
Fee income	2.6	—		2.6
Investment income not allocated to product lines	50.9	—		50.9
Expenses not allocated to product lines	(17.3)	3.0	(a)	(14.3)
Operating earnings before taxes	119.3	3.0		122.3
Income tax (expense) benefit on operating income	(26.5)	(0.7)		(27.2)
Net operating income	$92.8	$2.3		$95.1

Net operating income per diluted share	$0.72	$0.02		$0.74
___________
(a)Comprised of $3.0 million from legal and regulatory matters.

	Three months ended
	June 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$66.0	$—		$66.0
Health margin	120.9	—		120.9
Life margin	39.7	—		39.7
Total insurance product margin	226.6	—		226.6
Allocated expenses	(141.6)	—		(141.6)
Income from insurance products	85.0	—		85.0
Fee income	6.6	—		6.6
Investment income not allocated to product lines	47.8	—		47.8
Expenses not allocated to product lines	(23.8)	4.5	(a)	(19.3)
Operating earnings before taxes	115.6	4.5		120.1
Income tax (expense) benefit on operating income	(26.5)	(1.0)		(27.5)
Net operating income	$89.1	$3.5		$92.6

Net operating income per diluted share	$0.66	$0.03		$0.69
___________
(a)Comprised of $4.5 million from legal and regulatory matters.

	Three months ended
	March 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.9	$—		$57.9
Health margin	124.7	—		124.7
Life margin	27.1	—		27.1
Total insurance product margin	209.7	—		209.7
Allocated expenses	(141.1)	—		(141.1)
Income from insurance products	68.6	—		68.6
Fee income	7.3	—		7.3
Investment income not allocated to product lines	43.0	—		43.0
Expenses not allocated to product lines	(22.0)	7.8	(a)	(14.2)
Operating earnings before taxes	96.9	7.8		104.7
Income tax (expense) benefit on operating income	(21.7)	(1.7)		(23.4)
Net operating income	$75.2	$6.1		$81.3

Net operating income per diluted share	$0.55	$0.04		$0.59
___________
(a)Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of Optavise. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third party auditor allowing us to more accurately estimate the ultimate liability.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com